Exhibit 99.1

Landmark Infrastructure Partners LP Unitholders Approve Acquisition by Landmark Dividend LLC

Transaction Remains on Track to Close by Year-End 2021

EL SEGUNDO, Calif., Dec. 9, 2021 – Landmark Infrastructure Partners LP (“Landmark,” or the “Partnership”) (Nasdaq: LMRK) today announced that holders of a majority of the common units of the Partnership, including a majority of the common units held by unaffiliated holders (“Partnership Unitholders”), voted to approve the acquisition of the Partnership by the Partnership’s sponsor, Landmark Dividend LLC (“LD”), at a special meeting held earlier today. The Partnership will file final voting results with the Securities and Exchange Commission on a Form 8-K once they are certified by the independent inspector of elections.

Tim Brazy, Chief Executive Officer of the Partnership, said, “On behalf of the entire Board of Directors and management team, we thank unitholders for their overwhelming support. Today’s announcement represents a significant milestone in this process, and we are excited to complete the transaction by the end of the year.”

Steven Sonnenstein, Chairman of Landmark Infrastructure Partners GP LLC (“Landmark GP”), the general partner of the Partnership, said, “With this agreement, we are proud to have delivered one of the highest premiums ever paid in a GP / MLP transaction. We are confident that this is a terrific outcome for all stakeholders.”

As previously announced on August 23, 2021, following lengthy negotiations between the Conflicts Committee of the Board of Directors of Landmark GP and LD, the Partnership and LD entered into a definitive agreement under which the Partnership will be acquired by LD for $16.50 in cash for each common unit owned (excluding common units owned by LD). The acquisition price represented a premium of 38% to the Partnership’s unaffected unit price on May 14, 2021, the last business day prior to the announcement of LD’s initial proposal to acquire the Partnership for $13.00 per common unit. The approved transaction is expected to close by year-end 2021, subject to customary closing conditions.

TAP Securities LLC and RBC Capital Markets are acting as financial advisors and Simpson Thacher & Bartlett LLP and Latham & Watkins, LLP are acting as legal advisors to LD. Truist Securities Inc. is acting as left lead arranger and joint bookrunner, and Citizens Bank N.A., RBC Capital Markets and TD Securities (USA) LLC are acting as joint lead arrangers and joint bookrunners for the debt financing. Evercore is acting as exclusive financial advisor and Gibson, Dunn & Crutcher LLP is acting as legal advisor to the Conflicts Committee.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, digital infrastructure, outdoor advertising and renewable power generation industries.

About Landmark Dividend LLC

Landmark Dividend LLC (“LD”) is a real estate and infrastructure acquisition and development company focusing on the digital infrastructure, wireless communications, outdoor advertising and renewable power generation industries. LD currently manages over 5,000 assets originated on behalf of the Partnership and LD’s private investment vehicles.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of Landmark. Although Landmark believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, Landmark cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in Landmark’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including Landmark’s annual report on Form 10-K for the year ended December 31, 2020 and Current Report on Form 8-K filed with the Commission on February 24, 2021. These risks could cause Landmark’s actual results to differ materially from those contained in any forward-looking statement.

Contacts

Investors:

Landmark Infrastructure Partners LP

Marcelo Choi

(213) 788-4528

ir@landmarkmlp.com

Okapi Partners LLC

Bruce Goldfarb/Chuck Garske

(212) 297-0720

info@okapipartners.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Jonathan Keehner

(212) 355-4449